Exhibit 10.1

FORBEARANCE AND WAIVER AGREEMENT

THIS FORBEARANCE AND WAIVER AGREEMENT (this “Agreement”) is dated as of March 29, 2013 and is entered into by and among AFFIRMATIVE INSURANCE HOLDINGS, INC., a Delaware corporation (the “Borrower”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent (“Administrative Agent”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent (“Collateral Agent” and together with the Administrative Agent, the “Agents”), the Lenders party hereto and the GUARANTORS listed on the signature pages hereto, and is made with reference to that certain CREDIT AGREEMENT, dated as of January 31, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”) by and among the Borrower, the Lenders, Administrative Agent, Collateral Agent and the other Agents and Arrangers named therein. Capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS

WHEREAS, pursuant to the Credit Agreement, the Borrower is required to undertake certain actions and be in compliance with certain covenants as set forth in the Credit Agreement;

WHEREAS the Borrower has failed (or may have failed) to undertake such actions and be in compliance with such covenants, agreements, conditions, representations and warranties which has (or may have) resulted in Defaults and/or Events of Default occurring prior to, and continuing on or as of, the date hereof, including, but not limited to, Defaults resulting from (i) the Borrower’s failure to maintain the Interest Coverage Ratio at or above 3.00:1.00 during the four fiscal quarter period ended on December 31, 2012, as required by Section 6.11 of the Credit Agreement, (ii)the Borrower’s failure to maintain the Leverage Ratio at or below 2.25:1.00 during the four fiscal quarter period ended on December 31, 2012, as required by Section 6.12 of the Credit Agreement, (iii) (x) the failure of Affirmative Insurance Company to maintain a Risk-Based Capital Ratio of 250% as of December 31, 2012, as required by Section 6.13 of the Credit Agreement and (y) any breach of applicable laws arising as a result of failure to satisfy minimum capital requirements imposed upon Regulated Insurance Subsidiaries, (iv) the failure to deliver an unqualified opinion (the “Auditor Opinion “) from the Borrower’s independent public accountant, KPMG, with respect to the Borrower’s audited financial statements for fiscal year 2012 fairly presenting in all material respects the financial condition and results of operation of the Borrower and its Subsidiaries on a consolidated basis, as required by Section 5.04(a) of the Credit Agreement solely to the extent that the opinion delivered by KPMG in respect of the fiscal year 2012 is qualified in any material respect, (the “Opinion Default”), (v) the Borrower’s failure to deliver to the Administrative Agent written notice of the Default and/or Event of Default related to the Defaults described in this recital, as required by Section 5.05(a) of the Credit Agreement, (vi) the breach of any representations and warranties in connection with the events or conditions described in this recital and (vii) the continuance or conversion of Eurodollar Borrowings after, and during the continuance of the events described in this recital (collectively, the “Specified Defaults”);

WHEREAS, pursuant to Article VII of the Credit Agreement, upon the occurrence and during the continuance of the Specified Defaults, the Administrative Agent may, and at the direction of the Required Lenders shall accelerate the maturity of the Loans, declare all Obligations under the Credit Agreement immediately due and payable, and exercise all other rights and remedies available under the Loan Documents;

WHEREAS, the Borrower has requested that the Lenders constituting the Required Lenders and Agents temporarily forbear from exercising any of their rights and remedies with respect to the Specified Defaults;

WHEREAS, the undersigned Lenders (which constitute the Required Lenders as defined in the Credit Agreement) are willing, subject to the terms and express conditions set forth herein, to approve the request to temporarily forbear from exercising any of their rights and remedies with respect to the Specified Defaults on the terms and subject to the conditions set forth herein;

WHEREAS, the Borrower has requested that the Lenders constituting the Required Lenders and Agents waive the Opinion Default; and

WHEREAS, the undersigned Lenders (which constitute the Required Lenders as defined in the Credit Agreement) are willing, subject to the terms and express conditions set forth herein, to approve the request to waive the Opinion Default on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION I. FORBEARANCE; DIRECTION; TERM

1.1 Forbearance; Direction.

(A) The Borrower hereby requests that, during the Forbearance Period (as defined below), the Required Lenders and the Agents forbear from exercising all rights and remedies with respect to the Specified Defaults under the Loan Documents, applicable law or otherwise.

(B) Except as expressly provided in Section 1.4 hereof, the Required Lenders agree to forbear, during the Forbearance Period, from exercising or enforcing any right or remedy available to them under the Loan Documents, on account of, or arising as a result of, the Specified Defaults.

(C) The Required Lenders hereby request and direct that, during the Forbearance Period, the Agents forbear from exercising all of their rights and remedies with respect to the Specified Defaults under the Loan Documents, applicable law or otherwise.

(D) Except as expressly provided in Section 1.4 hereof, the Agents, in accordance with Section 1.1(C) above and acting on the direction of the Required Lenders, agree to forbear, during the Forbearance Period, from exercising or enforcing any right or remedy available to them under the Loan Documents, applicable law or otherwise, on account of, or arising as a result of, the Specified Defaults.

(E) Nothing in this Agreement shall be construed to be a waiver of the Specified Defaults (other than as expressly provided in Section 2.1). The Specified Defaults (other than as expressly provided in Section 2.1) shall continue in existence, subject only to the Required Lenders’ and the Agents’ agreement, as set forth in this Agreement, not to enforce or exercise rights, powers or remedies based upon or in connection with the Specified Defaults prior to the Forbearance Termination Date. The Required Lenders and the Agents expressly reserve any and all of their rights and remedies with respect to collection of the Obligations under the Loan Documents, and applicable law, in each case except as expressly limited herein.

1.2 Term. The forbearance granted pursuant to Section 1.1 hereof shall remain in effect from the Effective Date until the earlier of (A) 6:00 p.m. New York time on June 1, 2013, and (B) the date on which there is an occurrence of any Forbearance Termination Event (the “Forbearance Termination Date”), after which time such forbearance shall be void and of no further force and effect and shall automatically terminate without requirement for any notice, demand or presentment of any kind.

1.3 Forbearance Termination Date. On and after the Forbearance Termination Date, the agreement of the Agents and the Required Lenders to forbear from exercising their rights and remedies in respect of the Specified Defaults shall automatically terminate and the Agents and the Lenders shall have available to them without the requirement of any notice to any Loan Party (unless otherwise required by the Loan Documents or applicable law), and shall be entitled to exercise, in each case, all of the rights and remedies accorded under the Credit Agreement and the other Loan Documents with respect to the Specified Defaults (other than Specified Defaults waived pursuant to Section 2.1) and any other then continuing Default or Event of Default (including the right to enforce all of the security interests created pursuant to the Security Documents).

1.4 Rights and Remedies of the Agents and Lenders. In furtherance of the foregoing and notwithstanding the occurrence of the Effective Date, the Borrower and the other Loan Parties agree that, subject to the agreement of the Agents and the Required Lenders to forbear from exercising their rights and remedies solely to the extent expressly provided for in this Section 1 and waiver of the Defaults and Events of Default set forth in Section 2.1, (i) all rights and remedies of the Agents and the Lenders under the Loan Documents or applicable law shall continue to be available to the Agents and the Lenders from and after the Effective Date (except those rights and remedies that are waived as expressly provided for in Section 2 hereof), and (ii) the Agents and Lenders are not forbearing hereunder from exercising any of their rights or remedies under any Loan Document in respect of any Event of Default (other than with respect to the Specified Defaults).

1.5 Defined Terms. As used in this Agreement:

(A) “Forbearance Period” means the period commencing on the Effective Date and ending on the Forbearance Termination Date.

(B) “Forbearance Termination Event” means any of the following:

(i) the occurrence after the Effective Date of any Default or Event of Default other than the Specified Defaults;

(ii) any payment (in cash or otherwise other than payments in-kind), whether in the form of interest, principal or fees (or otherwise in lieu of such payment of interest, principal or fees) being made to any holder of any Subordinated Debt or Qualified Additional Subordinated Debt (other than any scheduled payments);

(iii) the failure after the Effective Date by the Borrower or any other Loan Party to comply in all material respects with any of the terms, covenants and undertakings set forth in this Agreement;

(iv) any of the representations and warranties of the Borrower or any other Loan Party contained in Section V hereof were not true or correct in all respects as of the Effective Date, except for (x) any matters previously disclosed in writing to all of the Required Lenders on or prior to the date hereof and (y) matters described herein; and

(v) any exercise of any rights or remedies or the taking of any enforcement action under or in respect of any instrument or document governing any Subordinated Debt or Qualified Additional Subordinated Debt by any holder or holders of such Subordinated Debt or Qualified Additional Subordinated Debt.

SECTION II. WAIVER; CONSENT

2.1 Pursuant to Section 9.08(b) of the Credit Agreement, the Required Lenders hereby waive (solely to the extent necessary) (i) the Opinion Default, (ii) the Borrower failing to provide prompt written notice of the Opinion Default, (iii) the breach of any representations or warranties as a result of the Opinion Default, and (iv) the conversion and/or continuation of Eurodollar Borrowings during the continuance of the Opinion Default or the Specified Defaults.

2.2 Pursuant to Section 9.08(b) of the Credit Agreement, the Required Lenders hereby consent to (i) the extension of the maturity date of that certain amended and restated subordinated intercompany note, dated as of May 1, 2008, issued by Affirmative Insurance Holdings, Inc. in favor of Affirmative Insurance Company (the “Intercompany Note”) to June 30, 2013, and (ii) (effective as of the first such payment) the regular payment in an amount not to exceed $100,000 per month in respect of the Intercompany Note.

SECTION III. ACKNOWLEDGMENTS AND COVENANTS OF THE LOAN PARTIES

3.1 The Borrower and the other Loan Parties hereby irrevocably and unconditionally acknowledge, affirm and covenant to each of the Agents and the Lenders that:

(A) Continued Validity of Loan Documents; Liquidity Event Effective Date. Except as specifically modified hereby, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Pledged Collateral described therein do and shall continue to secure the payment of all Obligations under and as defined therein, in each case as modified hereby.

(B) Notice of Forbearance Termination Event. The Borrower shall deliver to the Administrative Agent (who thereafter shall promptly deliver such notice to the Required Lenders and Stroock & Stroock & Lavan LLP (“Stroock”)) written notice of the occurrence of any Forbearance Termination Event of which an authorized officer has knowledge promptly and in any event within one (1) Business Day after such officer thereof shall have obtained knowledge of such Forbearance Termination Event.

SECTION IV. CONDITIONS TO EFFECTIVENESS

This Agreement shall become effective as of the date hereof only upon the satisfaction or waiver of all of the following conditions precedent (the date of satisfaction or waiver of such conditions being referred to herein as the “Effective Date”):

(A) Execution. The Required Lenders and the Administrative Agent shall have received counterpart signature pages of this Agreement duly executed by the Borrower, Lenders constituting the Required Lenders and the Agents.

(B) Necessary Consents. The Borrower shall have obtained all material consents necessary in connection with this Agreement.

(C) SEC Filings. The Borrower shall have provided to the Required Lenders a draft of the filing on form 10- K to be filed on or around April 1, 2013 with the Securities and Exchange Commission prior to the filing hereof.

(D) Payment of Professional Fees Stroock and Mackinac Partners, LLC shall have received all invoiced, reasonable out-of-pocket fees and expenses due and payable on or prior to the date hereof in connection with their representation of certain of the Lenders.

SECTION V. REPRESENTATIONS AND WARRANTIES

In order to induce the Required Lenders to enter into this Agreement and to modify and amend the Credit Agreement in the manner provided herein, each Loan Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects as of the Effective Date:

(A) Corporate Power and Authority. The Loan Parties have all requisite corporate or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

(B) Authorization of Agreements. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate or limited liability company action on the part of the Loan Parties.

(C) No Conflict. The execution and delivery of this Agreement and the performance of the obligations of each of the Loan Parties under or in respect of this Agreement does not and will not conflict with or violate (a) any provision of the certificate or articles of incorporation or other constitutive documents or by-laws of any Loan Party or any of its Subsidiaries, (b) any provision of any law or any governmental rule or regulation applicable to any Loan Party or any of its Subsidiaries, (c) any order of any Governmental Authority or arbitrator binding on any Loan Party or any of its Subsidiaries, or (d) any indenture, agreement or instrument to which any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries, or any property of any of them, is bound (except where such violation could not reasonably be expected to have a Material Adverse Effect), and do not and will not require any consent or approval of any Person (other than any approval or consent obtained and is in full force and effect or approvals or consents the failure to obtain could not reasonably be expected to have a Material Adverse Effect or which are not material to the consummation of the transaction contemplated hereby).

(D) Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Loan Party of this Agreement and the performance by the Borrower of this Agreement, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

(E) Binding Obligation. This Agreement has been duly executed and delivered by each of the Loan Parties party hereto and each constitutes a legal, valid and binding obligation of such Loan Party to the extent a party hereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Bankruptcy Qualifications”).

(F) Absence of Default. No event has occurred and is continuing, or will result from the consummation of this Agreement, that would constitute an Event of Default or a Default, other than the Specified Defaults.

SECTION VI. ACKNOWLEDGMENT AND CONSENT

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Agreement and consents to the supplement of the Credit Agreement effected pursuant to this Agreement. Each Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all Pledged Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document).

Each Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all Liens and all of its Obligations thereunder shall be valid and enforceable (subject to the Bankruptcy Qualification) and shall not be impaired or limited by the execution or effectiveness of this Agreement.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Agreement, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the supplements to the Credit Agreement effected pursuant to this Agreement and (ii) nothing in the Credit Agreement, this Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future modifications or amendments to any Loan Document.

The Borrower and each Guarantor acknowledges and agrees that, except as expressly provided for herein, nothing in the Credit Agreement, this Agreement or any other Loan Document shall be deemed to constitute a waiver of any Default or Event of Default, or an indication of the Administrative Agent’s or any Lender’s willingness to waive, any provisions of the Loan Documents.

SECTION VII. MISCELLANEOUS

(A) Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as supplemented by this Agreement. Accordingly, in accordance with (and subject to) Article VIII of the Credit Agreement, it shall be an Event of Default under the Credit Agreement if any Loan Party fails to perform, keep or observe any term, provision, condition, covenant or agreement contained in this Agreement or if any representation or warranty made by any Loan Party under or in connection with this Agreement shall have been untrue, false or misleading when made.

(ii) Except as specifically amended by this Agreement, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect and are hereby ratified and confirmed. This Agreement is a Loan Document. Upon the effectiveness of this Agreement as set forth in Section IV of this Agreement, this Agreement shall be binding upon and inure to the benefit of, the Borrower, the Guarantors, the Lenders and the Agents and, subject to and in accordance with the Credit Agreement, their respective permitted successors and assigns.

(iii) Except as set forth herein, the execution, delivery and performance of this Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement, the Guarantee and Collateral Agreement or any of the other Loan Documents, including, without limitation, the right to terminate this Agreement pursuant to the terms hereof and exercise all rights and remedies with respect to any then continuing Default or Event of Default.

(iv) Each party hereto understands and agrees that this Agreement is binding only upon the parties hereto (their respective permitted successors and assigns) and not upon any other Person.

(B) Headings. Section and Subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

(C) Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW.

(D) Release. The Loan Parties hereby (i) release, acquit, and forever discharge the Agents and each of the Lenders, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of the Agents and the Lenders, from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including reasonable attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which the Loan Parties may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of the Agents or the Lenders existing or occurring prior to the date of this Agreement in each case arising with respect to the Credit Agreement or the other Loan Documents and (ii) waive any and all claims, counterclaims, causes of action, offsets, rights of recoupment, defenses and demands, whether known or unknown, arising on or before the date of this Agreement in each case under or with respect to any of the Loans or Obligations or under any of the Loan Documents; provided , that, such releases and waivers described in (i) and (ii) above shall not be applicable with respect to any claims, counterclaims, causes of action, offsets, suits, debts, liens, obligations, liabilities, losses, costs, expenses, demands, defenses or rights of recoupment resulting primarily from the gross negligence or willful misconduct of the Agents or the Lenders as determined by a court of competent jurisdiction by final and nonappealable judgment. The provisions of this Section VII(D) shall be binding upon the Borrower and each of the other Loan Parties, if any, and shall inure to the benefit of Agents, the Lenders and their respective subsidiaries, affiliates, stockholders, officers, directors, agents, employees, representatives, attorneys, executors, administrators, successors and assigns.

(E) Further Assurances. The Loan Parties shall execute and deliver to the Administrative Agent and Lenders such documents and certificates as the Required Lenders may reasonably request to effect the agreements contemplated by this Agreement.

(F) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed signature of this Agreement in portable document format (.pdf) or by facsimile transmission shall be as effective as delivery of a manually signed counterpart hereof.

(G) Severability; Survival. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Section III of this Agreement shall survive the termination of this Agreement (including any extensions thereof).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	AFFIRMATIVE INSURANCE HOLDINGS, INC, as Borrower

	By:	/s/ Michael J. McClure
Name: Michael J. McClure
Title: EVP & CFO

GUARANTORS:
AFFIRMATIVE INSURANCE HOLDINGS, INC.
AFFIRMATIVE MANAGEMENT SERVICES, INC.
AFFIRMATIVE PROPERTY HOLDINGS, INC.
AFFIRMATIVE SERVICES, INC.
AFFIRMATIVE INSURANCE GROUP, INC.
AFFIRMATIVE UNDERWRITING SERVICES, INC.
A-AFFORDABLE INSURANCE AGENCY, INC.
AFFIRMATIVE INSURANCE SERVICES, INC. (f/k/a
AFFIRMATIVE INSURANCE SERVICES OF TEXAS, INC.)
DRIVER’S CHOICE INSURANCE SERVICES, LLC
INSUREONE INDEPENDENT INSURANCE AGENCY, LLC
USAGENCIES, L.L.C.
LIFCO, L.L.C.
USAGENCIES MANAGEMENT SERVICES, INC.
AFFIRMATIVE RETAIL, INC.
AFFIRMATIVE PREMIUM FINANCE HOLDINGS, INC.
AFFIRMATIVE PREMIUM FINANCE, INC.

By:	/s/ Michael J. McClure
Name: Michael J. McClure
Title: EVP & CFO

For purposes of Section I and Section III through VII:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and as Collateral Agent

By:	/s/ John D. Toronto
Name: John D. Toronto
Title: Managing Director

By:	/s/ Christopher Reo Day
Name: Christopher Reo Day
Title: Vice President

[LENDER] as Lender

By:
Name:
Title: